Exhibit 11(a)


                CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Auditors" and to the incorporation by reference of our reports dated
July 25, 1997 with respect to Stein Roe Stein Roe
Cash Reserves Fund, and August 11, 1997 with respect to Stein Roe Intermediate Bond Fund, Stein Roe Income Fund, Stein Roe High Yield Fund and SR&F High Yield Portfolio in the Registration Statement (Form N-1A) of Stein Roe Income Trust and related Prospectus and Statement of Additional Information, filed with the Securities and Exchange
Commission in this Post-Effective Amendment No. 33
to the Registration Statement under the Securities Act of 1933 (Registration No. 33-02633) and in this Amendment No. 34 to the Registration Statement under the Investment Company Act of l940 (Registration No. 811-4552).



                                       ERNST & YOUNG LLP


Chicago, Illinois
October 30, 1997